INDEPENDENT AUDITORS' REPORT ON SCHEDULE


The Board of Directors
Jackson Hewitt Inc.:

Under date of June 9, 1997, except as to note 16 which is as of June 27, 1997, we reported on the consolidated balance sheets of Jackson Hewitt Inc. and subsidiaries as of April 30, 1996 and 1997 and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended April 30, 1997 which are included herein. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedule, Schedule II - Valuation and Qualifying Accounts. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedule based on our audits.

In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

                                                KPMG PEAT MARWICK LLP


Norfolk, Virginia
June 9, 1997

                                                                SCHEDULE II


                      JACKSON HEWITT INC. AND SUBSIDIARIES

                       VALUATION AND QUALIFYING ACCOUNTS


                                                      BALANCE,                AMOUNTS
                                                     BEGINNING               CHARGED TO                               BALANCE,
                                                      OF YEAR                 EXPENSE            DEDUCTIONS          END OF YEAR
                                                     ---------               ----------          ----------          -----------

Year Ended April 30, 1995
      Allowance for doubtful accounts           $         186,493     $      1,466,663    $         (426,432)    $      1,226,724

Year Ended April 30, 1996
      Allowance for doubtful accounts           $       1,226,724     $      2,316,595    $       (2,177,069)    $      1,366,250

Year Ended April 30, 1997
      Allowance for doubtful accounts           $       1,366,250     $        991,715    $       (1,154,366)    $      1,203,599